Exhibit 99.2

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Kim C. Drapkin, Chief Financial Officer, EPIX
781-761-7602
Andrea L. Johnston, Pure Communications
910-681-1088
EPIX Pharmaceuticals Provides Updated Financial Guidance
EPIX to Hold Investor Conference Call Today at 10:30 a.m. EST
Lexington, MA; December 12, 2006 — EPIX Pharmaceuticals, Inc. (NASDAQ:EPIX) announced today that the company has scheduled an investor conference call and webcast to discuss the recently announced drug discovery and development collaboration and provide updated financial guidance for 2006 and 2007.
Financial Update
In conjunction with the collaboration announced today, EPIX expects to end 2006 with more than $100.0 million in cash and marketable securities. EPIX expects that its existing cash and marketable securities together with the expected revenue from the collaboration announced today and existing partnerships will be sufficient to fund operations through 2008.
Conference Call Details
EPIX has scheduled an investor conference call for today, December 12, 2006, at 10:30 a.m. EST. The live webcast can be accessed by visiting the investor relations section of EPIX’s website at http://www.epixpharma.com. The call can be accessed by dialing 1-800-320-2978 (domestic) or 617-614-4923 (international) five minutes prior to the start time and providing the pass code 69617707. A replay of the call will be available on the EPIX website approximately two hours after completion of the call and will be archived for 30 days.
About EPIX Pharmaceuticals
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering, developing and commercializing novel pharmaceutical products through the use of proprietary technology to better diagnose, treat and manage patients. The company has a blood-pool imaging agent approved and marketed in Europe (Vasovist™), and five internally-discovered therapeutic and imaging drug candidates currently in clinical trials targeting conditions such as depression, Alzheimer’s disease, cardiovascular disease and obesity. These drug candidates include EP-2104R, a novel thrombus imaging agent which has completed a Phase 2a trial, PRX-08066 in Phase 2 clinical development for pulmonary hypertension associated with chronic obstructive pulmonary disease, PRX-03140 which is in a Phase 2a clinical trial in Alzheimer’s disease, and PRX-07034, which is in Phase 1 clinical development for the treatment of obesity and cognitive impairment. EPIX also has collaborations with leading organizations, including Amgen, Cystic Fibrosis Foundation Therapeutics, and Schering AG (Germany). For more information about EPIX, please visit the company’s website at www.epixpharma.com.
This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations of management. These statements relate to, among other things, our expectations regarding our financial outlook for 2006 and 2007, strategic collaborations and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured; risks relating to our ability to advance the development of product candidates currently in the pipeline or in clinical trials, any failure to comply with regulations relating to our products and product candidates, including FDA requirements; failure to obtain the financial resources to complete development of product candidates; the risk that the FDA may interpret the results of our studies differently than we have; our inability to further identify, develop and achieve commercial success for new products and technologies; competing products may be more successful; our inability to interest potential partners in our technologies and products, particularly EP-2104R; our inability to achieve commercial success for our products and technologies; the possibility of delays in the research and development necessary to select drug development candidates; the risk that we may be unable to successfully secure regulatory approval of and market our drug candidates; our inability to successfully in-license products and/or technologies; our inability to successfully defend against litigation, including any appeal or re-filing of the shareholder class action lawsuit; our inability to protect our intellectual property and the cost of enforcing or defending our intellectual property rights; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q.
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